For details contact:
Larry Thede
Phone (720)283-2450
E-mail: ir@udrt.com
www.udrt.com
PRESS RELEASE
For Immediate Release
UNITED DOMINION REALTY TRUST, INC. ANNOUNCES
THIRD QUARTER RESULTS
RICHMOND, VA. (October 24, 2005) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $58.5 million, or $0.39 per share (diluted), for the quarter ended September 30, 2005. This compares to FFO of $50.7 million, or $0.35 per share (diluted), for the same period a year ago. The third quarter 2005 FFO results were $0.02 per share (diluted), below Wall Street consensus estimates due to the delayed closing of a development joint venture asset sale. The $0.02 per share (diluted) FFO gain was booked in October rather than in September as previously anticipated. Last year’s third quarter results included a charge of $0.04 per share (diluted), related to hurricane damage.
“Our third quarter operating performance demonstrated continuing strength in apartment market fundamentals,” stated Thomas W. Toomey, President and Chief Executive Officer. “This is our seventh consecutive quarter of sequential growth in same store revenue. In fact, the team generated same community revenue growth of 4.1%, the highest level in over four years. Our 2.3% growth in net operating income reflects a substantial increase in property taxes, recognizing significant appreciation in real estate valuations. I am pleased with our progress and optimistic that positive trends will continue.”
Highlights from the Third Quarter
•	Achieved same store occupancy of 94.6%, up from 94.2% in the third quarter of 2004

•	Increased same store monthly collections and reimbursements by 3.7% and reduced concessions by 18.0%, year-over-year

•	Acquired three apartment communities for $150.4 million

•	Sold ten apartment communities for $138.5 million, realizing a gain of $21.6 million

•	Issued $100 million of 5.25% medium-term notes due January 15, 2016 under our medium-term note program
Portfolio Operating Performance and Same Community Results
During the third quarter, 62,999 apartment homes, or 84% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least five quarters as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except collections and reimbursements per occupied home)

	3rd Qtr '05	3rd Qtr '04	% Change
Rent and other income	$143,875	$139,064	3.5%
Concessions	3,191	3,891	-18.0%
Bad debt	675	648	4.2%
Total income	140,009	134,525	4.1%
Expenses	55,223	51,667	6.9%
Net operating income	84,786	82,858	2.3%

Avg. monthly collections per occupied home	$752	$727	3.4%
Avg. monthly reimbursements per occupied home	$31	$28	10.7%
Avg. physical occupancy	94.6%	94.2%	40bps
Operating margin	60.6%	61.6%	-100bps
Annualized resident turnover rate	73.0%	70.5%	250bps
Resident credit loss, % of effective rent	0.5%	0.5%	0bps
On a Same Community basis, 78% of the portfolio generated positive Same Community revenue growth third quarter 2005 compared to third quarter 2004.
Same Community Results, Quarter/Quarter
($ in thousands, except collections and reimbursements per occupied home)

	3rd Qtr '05	2nd Qtr '05	% Change
Rent and other income	$143,875	$141,792	1.5%
Concessions	3,191	2,730	16.9%
Bad debt	675	689	-2.0%
Total income	140,009	138,373	1.2%
Expenses	55,223	51,808	6.6%
Net operating income	84,786	86,565	-2.1%

Avg. monthly collections per occupied home	$752	$744	1.1%
Avg. monthly reimbursements per occupied home	$31	$31	0.0%
Avg. physical occupancy	94.6%	94.5%	10bps
Operating margin	60.6%	62.6%	-200bps
Annualized resident turnover rate	73.0%	64.5%	850bps
Resident credit loss, % of effective rent	0.5%	0.5%	0bps
On a Same Community basis, 64% of the portfolio generated positive Same Community revenue growth third quarter 2005 over second quarter 2005, in line with normal seasonal trends.
Non-Mature Properties
The composition of the Company’s portfolio has changed significantly over the past three years. Currently, 16% of the portfolio is considered ‘non-mature’, meaning that the communities have not been owned or stabilized for more than five quarters. In the coming quarters, the Same Community portfolio will benefit from an influx of 7,173 homes from acquired properties currently considered non-mature in California, Metropolitan Washington

D.C. and Florida, which are higher rent and higher occupancy markets than the same community portfolio. These high barrier markets comprise approximately 86% of non-mature NOI, and the average monthly net rent per occupied home of these assets is over $1,215 per month. Net rent per occupied home for these communities registered sequential growth that is almost double the growth rate of the same community portfolio.
Portfolio Repositioning
During the third quarter, the Company acquired three apartment communities with 906 apartment homes for a total purchase price of $150.4 million (averaging $165,950 per home). The purchases included 250 homes in Santa Clara, CA, which are less than one year old and generate $1,518 per month per home in collections, 372 homes in metropolitan Washington D.C., which are 18 years old and generate $1,020 per month per home in collections, and 284 homes in Seattle, WA, which are two years old and generate $983 per month per home in collections. The homes in metropolitan Washington D.C. will undergo minor rehabs and kitchen and bath rehabs in the next 12 months. These transactions represented a blended capitalization rate of 5.4% using forward twelve months of operations and a weighted average reserve for recurring capital expenditures of $375 per home.
The Company also sold a portfolio of ten communities in Texas and North Carolina, with 3,379 apartment homes for a total of $138.5 million at a market cap rate of 6.2%. These homes were 23 years old, approximately 815 square feet in size, and generated $573 per month per home in collections. The purchaser paid the purchase price through a combination of cash and short-term notes with maturities ranging from September 2005 to July 2006. As of September 30, 2005, the outstanding balance on these notes was $90.9 million, bearing interest at 6.75%. The sales generated a gain of $21.6 million. In addition, the Company sold 64 condominiums for $20.9 million and an after-tax profit of $5.3 million.
Financing Activities
In September, the Company issued $100 million aggregate principal amount of 5.25% medium-term notes due January 2016 under its medium-term note program. The net proceeds of approximately $100 million were used for debt repayment.
Stock Repurchase
The Board of Directors previously authorized a share repurchase program of 11 million shares of the Company’s common stock which currently has up to 2.3 million shares available for repurchase. Share repurchases under this program may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions. The stock repurchase program does not have an expiration date and may be limited or terminated at any time without prior notice.
Earnings Guidance
The Company believes that financial results for 2005 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities, portfolio repositioning, financing activities, its ability to prepay high coupon debt, and other factors. The Company’s guidance for the fourth quarter 2005 FFO is $0.42 to $0.43 per share (diluted) and $1.59 to $1.60 per share (diluted) for the full year 2005. All guidance is based on the current expectations and judgment of the Company’s management team.
Detailed assumptions for the Company’s 2005 guidance can be found on our website at: http://media.corporate-ir.net/media_files/irol/11/112440/guidance/guidance.pdf
A reconciliation of the range provided for projected 2005 FFO per share for the full year to Earnings Per Share (“EPS”) for the full year is as follows:

	2005
	High-end	Low-end
Funds From Operations(1)	$1.60	$1.59
Conversion to GAAP Share Count (2)	0.16	0.15
Minority Interest of OP Unit Holders (2)	(0.05)	(0.04)
Depreciation (3)	(1.54)	(1.52)
Gains (3)	0.85	0.48
Preferred Dividends	(0.07)	(0.07)

Expected Earnings Per Share	$0.95	$0.59

(1)	The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations (“FFO”) (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States (GAAP)), excluding gains (or losses) from sales of depreciable property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is helpful to investors as a supplemental measure of the operating performance of a real estate company because it provides investors an understanding of the ability of the Company to incur and service debt and to make capital expenditures. FFO in and of itself does not represent net income or net cash flows from operating activities in accordance with GAAP. Therefore, FFO should not be exclusively considered as an alternative to net income or to net cash flows from operating activities as determined by GAAP or as a measure of liquidity.

(2)	Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(3)	Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.
Supplemental Information
The Company offers Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at: www.udrt.com/resources/files/Investor_Relations/3Q2005.pdf
Conference Call Information
Date: October 25, 2005
Time: 1:00 p.m. Eastern Time
To Participate in the Telephone Conference Call:
Domestic: 800-218-9073
International: 303-262-2141

If you have any questions, please contact:
Gloria Price: 720-283-6132
E-mail: gprice@udrt.com
Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 11040074#
The playback can be accessed through November 4, 2005.
Webcast:
The conference call will also be available on UDR’s website at www.udrt.com and at www.ccbn.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.
About United Dominion Realty Trust, Inc.
United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has raised the dividend each of the last 29 years. United Dominion is included in the S&P MidCap 400 Index. At September 30, 2005, the Company owned 74,752 apartment homes and had 1,335 homes under development. Additional information about United Dominion may be found on its Web site at www.udrt.com.
Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments not achieving anticipated results, the expectation that approximately 50% of projected 2005 net operating income will come from California, Florida and Metropolitan Washington D.C., delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof. The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2005	2004	2005	2004

Rental income	$172,514	$142,590	$504,451	$417,448

Rental expenses:
Real estate taxes and insurance	21,233	15,740	60,387	48,903
Personnel	18,379	15,545	52,206	43,682
Utilities	10,122	8,911	29,263	25,604
Repair and maintenance	11,068	9,611	31,723	26,833
Administrative and marketing	6,122	5,010	17,653	14,579
Property management	4,771	4,413	14,428	13,163
Other operating expenses	291	289	870	850

	71,986	59,519	206,530	173,614

Non-property income:
Sale of technology investment	—	—	12,306	—
Non-property income	2,319	807	2,976	2,213

	2,319	807	15,282	2,213

Other expenses:
Real estate depreciation and amortization	52,791	40,567	153,810	116,556
Interest	41,331	29,780	119,347	87,555
General and administrative	4,913	3,853	16,822	13,235
Hurricane related expenses	—	5,503	—	5,503
Loss on early debt retirement	—	—	6,785	—
Other depreciation and amortization	706	812	2,042	2,511

	99,741	80,515	298,806	225,360

Income before minority interests and discontinued operations	3,106	3,363	14,397	20,687
Minority interests of outside partnerships	22	(52)	(89)	(166)
Minority interests of unitholders in operating partnerships	55	223	(161)	(33)

Income before discontinued operations, net of minority interests	3,183	3,534	14,147	20,488
Income from discontinued operations, net of minority interests (including gain on sales) (A)	11,952	24,282	68,371	51,150

Net income	15,135	27,816	82,518	71,638
Distributions to preferred stockholders — Series B	(2,911)	(2,911)	(8,733)	(8,733)
Distributions to preferred stockholders — Series D (Convertible)	—	(1,045)	—	(3,125)
Distributions to preferred stockholders — Series E (Convertible)	(931)	(1,138)	(2,794)	(3,413)
Premium on preferred stock conversions	—	(1,562)	—	(4,687)

Net income available to common stockholders	$11,293	$21,160	$70,991	$51,680

Earnings per weighted average common share — basic:
(Loss)/income from continuing operations available to common stockholders, net of minority interests	$(0.01)	$(0.02)	$0.02	$0.01
Income from discontinued operations, net of minority interests	$0.09	$0.19	$0.50	$0.40
Net income available to common stockholders	$0.08	$0.17	$0.52	$0.41

Earnings per weighted average common share — diluted:
(Loss)/income from continuing operations available to common stockholders, net of minority interests	$(0.01)	$(0.02)	$0.02	$0.00
Income from discontinued operations, net of minority interests	$0.09	$0.19	$0.50	$0.40
Net income available to common stockholders	$0.08	$0.17	$0.52	$0.40

Common distributions declared per share	$0.3000	$0.2925	$0.9000	$0.8775

Weighted average number of common shares outstanding — basic	136,392	127,182	136,231	127,099
Weighted average number of common shares outstanding — diluted	136,392	127,182	137,194	128,063

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at September 30, 2005.

Attachment 2
UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In thousands, except per share amounts	2005	2004	2005	2004

Net income	$15,135	$27,816	$82,518	$71,638

Adjustments:
Distributions to preferred stockholders	(3,842)	(5,094)	(11,527)	(15,271)
Real estate depreciation and amortization	52,791	40,567	153,810	116,556
Minority interests of unitholders in operating partnership	(55)	(223)	161	33
Real estate depreciation related to unconsolidated entities	84	70	220	207

Discontinued Operations:
Real estate depreciation	234	3,919	2,636	14,076
Minority interests of unitholders in operating partnership	743	1,652	4,248	3,480
Net gain on sale of depreciable property	(12,851)	(20,220)	(66,657)	(35,239)
Net incremental gains on the sale of condominium homes	5,320	—	7,650	—

Funds from operations (“FFO”) — basic	$57,559	$48,487	$173,059	$155,480

Distribution to preferred stockholders — Series D and E (Convertible)	931	2,183	2,794	6,538

Funds from operations — diluted	$58,490	$50,670	$175,853	$162,018

Weighted average number of common shares and OP Units outstanding — basic	144,896	135,859	144,741	135,781
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	150,473	145,168	150,299	145,038

FFO per common share — basic	$0.40	$0.36	$1.20	$1.15

FFO per common share — diluted	$0.39	$0.35	$1.17	$1.12

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.
Net incremental gains on the sale of condominium homes is defined as net sales proceeds less a tax provision and the gross investment basis of the asset before accumulated depreciation. We consider FFO with gains/losses on the sale of condominium homes to be a meaningful supplemental measure of performance because the short-term use of funds produce a profit which differs from the traditional long-term investment in real estate for REITs.
For the three and nine months ended September 30, 2004, distributions to preferred stockholders exclude $1.6 million and $4.7 million, respectively, related to a premium on preferred stock conversions.

Attachment 3
UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
In thousands, except share and per share amounts	2005	2004

ASSETS

Real estate owned:
Real estate held for investment	$5,215,424	$4,805,630
Less: accumulated depreciation	(1,069,858)	(924,509)

	4,145,566	3,881,121

Real estate under development	102,982	64,921
Real estate held for disposition (net of accumulated depreciation of $6,836 and $83,378)	51,669	289,367

Total real estate owned, net of accumulated depreciation	4,300,217	4,235,409
Cash and cash equivalents	5,480	7,904
Restricted cash	4,418	6,086
Deferred financing costs, net	26,540	25,151
Investment in unconsolidated development joint venture	(124)	458
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	—	17,039
Notes receivable	95,945	5,000
Other assets	45,532	34,127
Other assets — real estate held for disposition	2,421	827

Total assets	$4,480,429	$4,332,001

LIABILITIES AND STOCKHOLDERS’ EQUITY

Secured debt	$1,110,855	$1,186,140
Secured debt — real estate held for disposition	—	11,784
Unsecured debt	1,945,672	1,682,058
Real estate taxes payable	36,679	28,410
Accrued interest payable	21,789	18,773
Security deposits and prepaid rent	25,077	24,181
Distributions payable	45,876	44,624
Accounts payable, accrued expenses, and other liabilities	49,845	49,781
Other liabilities — real estate held for disposition	16,340	7,206

Total liabilities	3,252,133	3,052,957

Minority interests	76,461	83,593

Stockholders’ equity
Preferred stock, no par value; 50,000,000 shares authorized
5,416,009 shares of 8.60% Series B Cumulative Redeemable issued and outstanding
(5,416,009 shares in 2004)	135,400	135,400
2,803,812 shares of 8.00% Series E Cumulative Convertible issued
and outstanding (2,803,812 shares in 2004)	46,571	46,571
Common stock, $0.01 par value ($1.00 par value in 2004); 250,000,000 shares authorized
137,193,552 shares issued and outstanding (136,429,592 shares in 2004)	1,372	136,430
Additional paid-in capital	1,764,681	1,614,916
Distributions in excess of net income	(784,307)	(731,808)
Deferred compensation — unearned restricted stock awards	(11,882)	(6,058)

Total stockholders’ equity	1,151,835	1,195,451

Total liabilities and stockholders’ equity	$4,480,429	$4,332,001